UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ________________
                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  July 25, 2005
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                      Cherokee International Corporation
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            (Exact name of registrant as specified in its charter)


Delaware                                000-50593                 95-4745032
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(State or other jurisdiction of   (Commission File Number)  (IRS Employer
    incorporation)                                          Identification No.)


2841 Dow Avenue, Tustin, California                                92780
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     (Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code (714) 544-6665
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                                Not Applicable
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        (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01      Entry into a Material Definitive Agreement

On July 25, 2005, the Board of Directors of Cherokee International Corporation (the "Company") determined that the Company shall pay to Mr. Ian Schapiro $11,167.85 in cash in consideration (together with the option grant referred to below) for his service as interim non-executive Chairman of the Board of Directors during the period from July 13, 2004 to February 1, 2005. The stock option granted by the Company to Mr. Schapiro consists of an option to purchase 5,589 shares of common stock, par value $0.001 per share (the "Common Stock"), of the Company, effective as of August 15, 2005. The option will have a per share exercise price equal to the price per share of the Common Stock as reported on the Nasdaq National Market as of the close of trading on the effective date of the grant, and will vest in four equal annual installments commencing on the anniversary of the effective date. Mr. Schapiro remains a member of the Board of Directors.


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                                   Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           CHEROKEE INTERNATIONAL CORPORATION


Date: July 28, 2005                        By: /s/ Van Holland
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                                               Name:  Van Holland
                                               Title: Chief Financial Officer